CALL OPTION TOTAL UNWIND AGREEMENT
dated as of July 8, 2022

with respect to
 Base Call Option Confirmation, dated April 14, 2020, as amended

and

Additional Call Option Confirmation, dated April 20, 2020, as amended between DICK’S Sporting Goods, Inc. and [Dealer]

THIS CALL OPTION TOTAL UNWIND AGREEMENT (this “Agreement”) is made as of July 8, 2022, between DICK’S Sporting Goods, Inc. (the “Company”) and [__________] (“Dealer”) acting through its agent [__________] (the “Agent”).
WHEREAS, the Company and Dealer are party to a Base Call Option Transaction pursuant to an ISDA confirmation, dated April 14, 2020 (as amended, modified, adjusted or supplemented from time to time, the “Base Call Option Confirmation”), relating to the Company’s 3.25% Convertible Senior Notes due 2025 (the “Convertible Notes”);
WHEREAS, the Company and Dealer are party to an Additional Call Option Transaction pursuant to an ISDA confirmation, dated April 20, 2020 (as amended, modified, adjusted or supplemented from time to time, the “Additional Call Option Confirmation” and, collectively with the Base Call Option Confirmation, the “Call Option Confirmations”), also relating to the Convertible Notes;
WHEREAS, the Company and certain holders (each, a “Holder”) of the Convertible Notes, have entered into privately negotiated transactions, through the Company’s broker-dealer agent, pursuant to which the Company has agreed as of the date hereof to repurchase from such Holders (the “Repurchase”) an aggregate of $50,000,000 principal amount of Convertible Notes for a combination of cash and common stock of the Company;
WHEREAS, in connection with the Repurchase, the Company has requested, and Dealer has agreed, to unwind the Call Option Confirmations with respect to a portion of the Number of Options included therein;
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Base Call Option Confirmation or the Additional Call Option Confirmation, as the case may be.

2.    Base Call Option Total Unwind. On the Settlement Date (as such term is defined below), the Number of Options in the Base Call Option Confirmation shall be reduced to zero Options. Effective as of the Settlement Date, all of the respective rights and obligations of the parties under the Base Call Option Confirmation shall be terminated, cancelled and extinguished in their entirety. In addition, the parties acknowledge and agree that the provisions of Sections 9(j)(ii) and 9(m) of each of the Call Option Confirmations will not apply to any Convertible Notes subject to the Repurchase or to this Agreement.

3.    Additional Call Option Total Unwind. On the Settlement Date, the Number of Options in the Additional Call Option Confirmation shall be reduced to zero Options. Effective as of the Settlement

Date, all of the respective rights and obligations of the parties under the Additional Call Option Confirmation shall be terminated, cancelled and extinguished in their entirety.

4.    Settlement.     (a) In consideration for the foregoing total unwinds, no later than 10:00 a.m., New York City time, on the date three Scheduled Trading Days immediately following the last day of the Hedge Unwind Period (the “Settlement Date”), Dealer shall deliver a number of Shares to the Company equal to the product of [●] and the applicable “Cash Settlement Amount” opposite the Average VWAP Price in the table in Exhibit A hereto divided by the Average VWAP Price (the “Call Option Settlement Amount”). For the avoidance of doubt, no additional amount shall be payable or deliverable by either party pursuant to the Equity Definitions, either of the Call Option Confirmations, or the Agreement (as such term is defined in each of the Call Option Confirmations) in respect of the amendments to, and total unwind of, each of the Call Option Confirmations pursuant to Sections 2 and 3 above. “Hedge Unwind Period” means the two Scheduled Trading Day period commencing on and including July 11, 2022 (the “Initial Unwind Date”), subject to Section 4(c) of this Agreement. “Warrants Settlement Amount” has the meaning assigned to such term in that certain Warrants Total Unwind Agreement, dated as of the date hereof, between Dealer and the Company (the “Warrants Unwind Agreement”).

(b) Notwithstanding anything to the contrary herein, the Company and Dealer agree to net the Call Option Settlement Amount and the Warrants Settlement Amount such that a single delivery of Shares shall be made in respect of this Agreement and the Warrants Unwind Agreement (such net delivery, the “Net Termination Payment”), and such Net Termination Payment shall satisfy (i) Dealer’s obligation to deliver the Call Option Settlement Amount pursuant to this Agreement and (ii) the obligation of the Company to deliver the Warrants Settlement Amount pursuant to the Warrants Unwind Agreement. Dealer shall (i) notify the Company of the applicable Call Option Settlement Amount, Warrants Settlement Amount and the amount of the Net Termination Payment as soon as reasonably practicable after 5:00 p.m., New York City time, on the last Scheduled Trading Day of the Hedge Unwind Period, and (ii) deliver to the Company the Net Termination Payment by 10:00 a.m., New York City time, on the Settlement Date; provided that Dealer may make such delivery to the Company on the Settlement Date after 10:00 a.m., New York City time, if the requisite administrative or operational requirements have not been completed prior to such time.

(c) Notwithstanding anything to the contrary in this Agreement, (i) Dealer may postpone the Initial Unwind Date or extend the Hedge Unwind Period by one or more Scheduled Trading Days if Dealer determines, in its reasonable discretion, that such postponement or extension is reasonably necessary or advisable to preserve Dealer’s hedge unwind activity hereunder in light of existing liquidity conditions or, based upon the advice of counsel, to enable Dealer or its affiliate or agent to effect transactions with respect to Shares in connection with its hedge unwind or settlement activity hereunder in a manner that would be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer, and (ii) if a Disrupted Day occurs in the Hedge Unwind Period, (a) the Calculation Agent may extend the Hedge Unwind Period and (b) the Calculation Agent may also determine that (1) such Disrupted Day is a Disrupted Day in full, in which case the Daily VWAP Price for such Disrupted Day shall not be included for purposes of determining the Average VWAP Price or (2) such Disrupted Day is a Disrupted Day in part, in which case the Daily VWAP Price for such Disrupted Day shall be determined by the Calculation Agent taking into account the nature and duration of the relevant Market Disruption Event, and the volume, historical trading patterns and price of the Shares.  If a Disrupted Day occurs in the Hedge Unwind Period, and each of the eight immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent may determine such eighth Scheduled Trading Day to be an Exchange Business Day that is not a Disrupted Day and determine the Daily VWAP Price for such eighth Scheduled Trading Day using its good faith estimate of the value of the Shares on such eighth Scheduled Trading Day. “Disrupted Day” means any Scheduled Trading Day on which (i) The New York Stock Exchange (the “NYSE”) fails to open for trading during its regular trading session or (ii) a Trading Halt occurs (any such event as described in clauses (i) and (ii), a “Market Disruption Event”). “Trading Halt” means the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Shares for more than one 45 minute period in the aggregate during regular trading hours of any suspension of trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in the Shares.

(d)    The parties acknowledge that the Calculation Agent will be subject to the applicable requirements under the Call Option Confirmations, including under the provisions of Section 4 of each of the Call Option Confirmations. Dealer shall use its reasonable efforts to notify the Company in writing of any extension or postponement of the Hedge Unwind Period pursuant to this Section 4.

5.    Representations and Warranties of the Parties. Each party hereto re-makes, as of the date hereof, the representations and warranties contained in Section 3(a) of the “Agreement” (as such term is defined in the Call Option Confirmations) as if such representations and warranties applied to this Agreement.

6.    Representations and Warranties of the Company. The Company represents and warrants to Dealer as of the date hereof that:

a.The Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and has not entered into or altered and will not enter into or alter any “corresponding or hedging transaction or position” (within the meaning of Rule 10b5-1 under the Exchange Act) with respect to the Shares.
b.The Company does not have, and shall not attempt to exercise, any control or influence over how, when or whether Dealer (or its agents or affiliates) makes any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3) under the Exchange Act) in connection with this Agreement.
c.The Company is not in possession of any material non-public information regarding the Company or the Shares.
d.The Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.
e.The Company is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).
f.On each of the date hereof and the Settlement Date, the Company is not, or will not be, “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).
g.The Company is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
7.    Agreements and Acknowledgements Regarding Hedge Unwind. The Company understands, acknowledges and agrees that: (A) at any time during the Hedge Unwind Period, Dealer and its affiliates or agents may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to each Transaction and this Agreement; (B) Dealer and its affiliates or agents also may be active in the market for Shares other than in connection with hedging activities in relation to each Transaction and this Agreement; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to each Transaction and this Agreement; and (D) any market activities of Dealer and its affiliates or agents with respect to Shares may affect the market price and volatility of Shares, as well as the Average VWAP Price and/or any Daily VWAP Price, each in a manner that may be adverse to the Company.
8.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of each of the Call Option Confirmations shall remain in full force and effect and are hereby confirmed in all respects.

10.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

11.    No Reliance, etc. The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates or agents in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

12.    Adjustment of Unwound Call Options. The parties agree that, upon the occurrence of any event that would result in an adjustment of the Warrants Settlement Amount under the Warrants Unwind Agreement, the Calculation Agent may adjust the Call Option Settlement Amount to account for the economic effect of such adjustment event on the unwind contemplated by this Agreement, as determined in good faith and in a commercially reasonable manner by the Calculation Agent.

13.    Designation by Dealer. Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from the Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer’s obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to the Company to the extent of any such performance.

14.     Role of Agent. Each of Dealer and the Company acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer in respect of the transactions contemplated by this Agreement pursuant to instructions from such party, (ii) the Agent is not a principal or party to the transactions contemplated by this Agreement, and may transfer its rights and obligations with respect to the transactions contemplated by this Agreement, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the transactions contemplated by this Agreement, (iv) Dealer and the Agent have not given, and the Company is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the transactions contemplated by this Agreement. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. The Company acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Agreement and the transactions contemplated hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and the year first above written.

DICK’S SPORTING GOODS, INC.
By:
Name: Title:

[Dealer]
By:
Name: Title:

[Signature Page to Call Option Total Unwind Agreement]

EXHIBIT A

Average VWAP Price	Cash Settlement Amount

If the Average VWAP Price is not specified on the grid above, the Cash Settlement Amount shall be determined based on a straight-line interpolation between the Average VWAP Prices or extrapolation from the Average VWAP Prices (as the case may be) specified on the grid above.
“Average VWAP Price” means the arithmetic average of the Daily VWAP Prices for each of the Exchange Business Days in the Hedge Unwind Period, as determined by the Calculation Agent in good faith and a commercially reasonable manner, subject to adjustment pursuant to Section 4(c) of this Agreement.
“Daily VWAP Price” for any Exchange Business Day means the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DKS <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Exchange Business Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using, if practicable, a volume-weighted method), subject to adjustment pursuant to Section 4(c) of this Agreement and provided that the Daily VWAP Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session.